                                                                Exhibit 99(d)(2)

                                     FORM OF
                         J.P. MORGAN MUTUAL FUND SERIES
               AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

     AGREEMENT, made this ___________ day of February, 2005, between J.P. Morgan Mutual Fund Series, a trust organized under the laws of the Commonwealth of Massachusetts (the "Trust") and J.P. Morgan Investment Management Inc., a Delaware corporation (the "Advisor").

     WHEREAS, the Trust is an open-end diversified management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust desires to retain the Advisor to render investment advisory services to the series of the Trust set forth in Schedule A (each, a "Portfolio") as agreed to from time to time between the Trust and the Advisor, and the Advisor is willing to render such services;

     WHEREAS, on August 19, 2004, the Boards of Trustees of certain investment companies (each a "Company"), each of which is a corporation, business trust, or statutory trust, approved the reorganization of series included in those Companies (each, a "Series") with and into series of other registered investment companies or Series, subject in each case to the approval of each reorganization transaction by the shareholders of the acquired Series at a shareholder meetings to be held January 20, 2005 (each a "Merger"); and

     WHEREAS, on August 19, 2004, the Boards of Trustees of certain Companies approved the reorganization of certain Series with and into corresponding Portfolios of the Trust, subject in each case to the approval of each reorganization transaction on a Series-by-Series basis by the shareholders of the affected Series at shareholder meetings to be held January 20, 2005 (each a "Shell Reorganization"); and

     WHEREAS, on August 19, 2004, the Board of Trustees of the Trust approved the redomiciliation of the Trust as a Delaware statutory trust to be known as JPMorgan Trust I, subject to the approval of the redomiciliation transaction by shareholders of the Trust at a shareholder meeting to be held January 20, 2005 ("Redomiciliation"); and

     WHEREAS, the Merger, Shell Reorganization and Redomiciliation transactions described above, if approved by shareholders, are expected to close on or about February 18, 2005, or such later date as the parties to each such transaction shall agree (each a "Closing Date"); and

     WHEREAS, the parties agree that this Agreement shall not be effective, or shall cease to be effective, with respect to each Portfolio whose shareholders approve a Merger effective as of the close of business on the Closing Date with respect to each respective Series; and

     WHEREAS, the parties agree that, if the Redomiciliation is approved by shareholders, this Agreement shall continue in effect with respect to each Fund that is a series of the Trust following the Redomiciliation for the remaining term of this Agreement and JPMorgan Trust I shall succeed to the rights and obligations of J.P. Morgan Mutual Fund Series under this Agreement effective as of the close of business on the Closing Date with respect to the Redomiciliation; and

     WHEREAS, on August 19, 2004, the Board of Trustees of the Trust approved new names for certain of the Portfolios to be effective February 19, 2005; and

     NOW, THEREFORE, this Agreement

                              W I T N E S S E T H:

that in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. The Trust hereby appoints the Advisor to act as investment adviser to the Portfolios for the period and on the terms set forth in this Agreement. The Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2. Subject to the general supervision of the Trustees of the Trust, the Advisor shall manage the investment operations of each Portfolio and the composition of the Portfolio's holdings of securities and investments, including cash, the purchase, retention and disposition thereof and agreements relating thereto, in accordance with the Portfolio's investment objectives and policies as stated in the Trust's registration statement on Form N-1A, as such may be amended from time to time (the "Registration Statement"), with respect to the Portfolio, under the Investment Company Act of 1940, as amended (the "1940 Act"), and subject to the following understandings:

          (a) the Advisor shall furnish a continuous investment program for each Portfolio and determine from time to time what investments or securities will be purchased, retained, sold or lent by the Portfolio, and what portion of the assets will be invested or held uninvested as cash;

          (b) the Advisor shall use the same skill and care in the management of each Portfolio's investments as it uses in the administration of other accounts for which it has investment responsibility as agent;

          (c) the Advisor, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Trust's Declaration of Trust (such Declaration of Trust, as presently in effect and as amended from time to time, is herein called the "Declaration of Trust"), the Trust's By-Laws (such By-Laws, as presently in effect and as amended from time to time, are herein called the "By-Laws") and the Registration Statement and with the instructions and directions of the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations;

          (d) the Advisor shall determine the securities to be purchased, sold or lent by each Portfolio and as agent for the Portfolio will effect portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities; in placing orders with brokers and/or dealers the Advisor intends to seek best price and execution for purchases and sales; the Advisor shall also determine whether the Portfolio shall enter into repurchase or reverse repurchase agreements;

          On occasions when the Advisor deems the purchase or sale of a security to be in the best interest of one of the Portfolios as well as other customers of the Advisor, including any other of the Portfolios, the Advisor may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased in order to obtain best execution, including lower brokerage commissions, if applicable. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Advisor in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio;

          (e) the Advisor shall maintain books and records with respect to each Portfolio's securities transactions and shall render to the Trust's Trustees such periodic and special reports as the Trustees may reasonably request; and

          (f) the investment management services of the Advisor to any of the Portfolios under this Agreement are not to be deemed exclusive, and the Advisor shall be free to render similar services to others.

     3. The Trust has delivered copies of each of the following documents to the Advisor and will promptly notify and deliver to it all future amendments and supplements, if any:

          (a)  The Declaration of Trust;

          (b)  The By-Laws;

          (c) Certified resolutions of the. Trustees of the Trust authorizing the appointment of the Advisor and approving the form of this Agreement;

          (d) The Trust's Notification of Registration on Form N-8A and Registration Statement as filed with the Securities and Exchange Commission (the "Commission").

     In addition, the Trust will furnish promptly the following documents to the Advisor upon the effectiveness of each:

          (a) any Certificate of Trust for JPMorgan Trust I filed with the Secretary of State of the State of Delaware, and all amendments thereto or restatements thereof;

          (b) any Declaration of Trust for JPMorgan Trust I and all amendments thereto or restatements thereof (referred to herein as the "New Declaration of Trust"); and

          (c)  any by-laws for JPMorgan Trust I and all amendments thereto.

     4. The Advisor shall keep each Portfolio's books and records required to be maintained by it pursuant to paragraph 2(e). The Advisor agrees that all records which it maintains for any Portfolio are the property of the Trust and it will promptly surrender any of such records to the Trust upon the Trust's request. The Advisor further agrees to preserve for the periods prescribed by Rule 3la-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Advisor with respect to any Portfolio by Rule 31a-1 of the Commission under the 1940 Act.

     5. During the term of this Agreement the Advisor will pay all expenses incurred by it in connection with its activities under this Agreement, other than the cost of securities and investments purchased for a Portfolio (including taxes and brokerage commissions, if any).

     6. For the services provided and the expenses borne pursuant to this Agreement, each Portfolio will pay to the Advisor as full compensation therefor a fee at an annual rate set forth on Schedule A attached hereto. Such fee will be computed daily and payable as agreed by the Trust and the Advisor, but no more frequently than monthly.

     7. The Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     8. This Agreement will become effective as to a particular Portfolio as of the date first written above and, unless sooner terminated as provided herein, shall continue in effect until October 31, 2005. Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Portfolio for successive periods of twelve months each ending on October 31 of each year, only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated with respect to any Portfolio at any time, without the payment of any penalty, by vote of a majority of all the Trustees of the Trust or by vote of a majority of the outstanding voting securities of that Portfolio on 60 days' written notice to the Advisor, or by the Advisor at any time, without the payment of any penalty, on 90 days' written notice to the Trust. The termination of this Agreement with respect to one Portfolio shall not result in the termination of this Agreement with respect to any other Portfolio. This Agreement will automatically and immediately terminate in the event of its "assignment" (as defined in the 1940 Act).

     9. The Advisor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trustees of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Portfolios.

     10. This Agreement may be amended, with respect to any Portfolio, by mutual consent, but the consent of the Trust must be approved (a) by vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding voting securities of the Portfolio.

     11. Notices of any kind to be given to the Advisor by the Trust shall be in writing and shall be duly given if mailed or delivered to the Advisor at 522 Fifth Avenue, New York, New York 10036, Attention: J.P. Morgan Investment Management, Inc., or at such other address or to such other individual as shall be specified by the Advisor to the Trust. Notices of any kind to be given to the Trust by the Advisor shall be in writing and shall be duly given if mailed or delivered to the JPMorgan Trust I, 522 Fifth Avenue, New York, New York 10036,
Attention: President, with a copy to the General Counsel at the same address, or at such other address or to such other individual as shall be specified by the Trust to the Advisor.

     12. The Trustees of the Trust have authorized the execution of this Agreement in their capacity as Trustees and not individually, and the Advisor agrees that neither the Trustees nor any officer or employee of the Trust nor any Portfolio's investors nor any representative or agent of the Trust or of the Portfolio(s) shall be personally liable upon, or shall resort be had to their private property for the satisfaction of, obligations given, executed or delivered on behalf of or by the Trust or the Portfolio(s), that such Trustees, officers, employees, investors, representatives and agents shall not be personally liable hereunder, and that it shall look solely to the trust property for the satisfaction of any claim hereunder.

     13. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

     14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the ______ day of February, 2005.

                                  J.P. MORGAN MUTUAL FUND SERIES


                                  By:
                                      ------------------------------------------

                                  Title.
                                        ----------------------------------------


                                  J.P. MORGAN INVESTMENT MANAGEMENT INC.


                                  By:
                                      ------------------------------------------

                                  Title.
                                        ----------------------------------------

                                   SCHEDULE A
                            TO THE ADVISORY AGREEMENT

MONEY MARKET FUNDS

                                                                                    ADVISORY FEE AS A PERCENTAGE OF
                                                                                       AVERAGE DAILY NET ASSETS
                                                                                 -------------------------------------
                                                                                     PRE-FEBRUARY      POST-FEBRUARY
NAME AS OF AUGUST 19, 2004              NEW NAME AS OF FEBRUARY 19, 2005               18, 2005          18, 2005
----------------------------------------------------------------------------------------------------------------------
JPMorgan 100% U.S. Treasury             JPMorgan 100% U.S. Treasury Securities
Securities Money Market Fund            Money Market Fund                                0.10               0.08

JPMorgan California Tax Free Money      JPMorgan California Municipal Money
Market Fund                             Market Fund                                      0.10               0.08

JPMorgan Federal Money Market Fund      JPMorgan Federal Money Market Fund               0.10               0.08

JPMorgan New York Tax Free Money        JPMorgan New York Municipal
Market Fund                             Market Fund                                      0.10               0.08

JPMorgan Prime Money Market Fund        JPMorgan Prime Money Market Fund                 0.10               0.08

JPMorgan Tax Free Money Market Fund     JPMorgan Tax Free Money Market Fund              0.10               0.08

EQUITY FUNDS

                                                                                    ADVISORY FEE AS A PERCENTAGE OF
                                                                                       AVERAGE DAILY NET ASSETS
                                                                                 -------------------------------------
                                                                                     PRE-FEBRUARY      POST-FEBRUARY
NAME AS OF AUGUST 19, 2004              NEW NAME AS OF FEBRUARY 19, 2005               18, 2005          18, 2005
----------------------------------------------------------------------------------------------------------------------
Growth and Income Portfolio             Growth and Income Portfolio                      0.40               0.40

JPMorgan Capital Growth Fund            JPMorgan Capital Growth Fund                     0.40               0.40

JPMorgan Disciplined Equity Fund        JPMorgan Disciplined Equity Fund                 0.25               0.25

JPMorgan Diversified Fund               JPMorgan Diversified Fund                        0.55               0.55

JPMorgan Dynamic Small Cap Fund         JPMorgan Dynamic Small Cap Fund                  0.65               0.65

JPMorgan Fleming Asia Equity Fund       JPMorgan Asia Equity Fund                        1.00               1.00

JPMorgan Fleming Emerging Markets       JPMorgan Emerging Markets Equity Fund
Equity Fund                                                                              1.00               1.00

JPMorgan Fleming International Equity   JPMorgan International Equity Fund
Fund                                                                                     1.00               0.80

JPMorgan Fleming International Growth   JPMorgan International Growth Fund
Fund                                                                                     1.00               0.80

JPMorgan Fleming International          JPMorgan International Opportunities
Opportunities Fund                      Fund                                             0.60               0.60

JPMorgan Fleming International Small    JPMorgan International Small Cap
Cap Equity Fund                         Equity Fund                                      1.00               1.00

JPMorgan Fleming International Value    JPMorgan International Value Fund
Fund                                                                                     0.60               0.60

                                                                                    ADVISORY FEE AS A PERCENTAGE OF
                                                                                       AVERAGE DAILY NET ASSETS
                                                                                 -------------------------------------
                                                                                     PRE-FEBRUARY      POST-FEBRUARY
NAME AS OF AUGUST 19, 2004              NEW NAME AS OF FEBRUARY 19, 2005               18, 2005          18, 2005
----------------------------------------------------------------------------------------------------------------------
JPMorgan Fleming Intrepid European      JPMorgan Intrepid European Fund
Fund                                                                                     0.65               0.65

JPMorgan Fleming Japan Fund             JPMorgan Japan Fund                              1.00               1.00

JPMorgan Fleming Tax Aware              JPMorgan Tax Aware International

International Opportunities Fund        Opportunities Fund                               0.85               0.60

JPMorgan Global Healthcare Fund         JPMorgan Global Healthcare Fund                  1.25               0.85

JPMorgan Growth and Income Fund         JPMorgan Growth & Income Fund                    0.00               0.00

JPMorgan Intrepid America Fund          JPMorgan Intrepid America Fund                   0.65               0.65

JPMorgan Intrepid Growth Fund           JPMorgan Intrepid Growth Fund                    0.65               0.65

JPMorgan Intrepid Investor Fund         JPMorgan Intrepid Contrarian Fund                0.65               0.65

JPMorgan Intrepid Value Fund            JPMorgan Intrepid Value Fund                     0.65               0.65

JPMorgan Market Neutral Fund            JPMorgan Market Neutral Fund                     1.50               1.25

JPMorgan Mid Cap Equity Fund            JPMorgan Mid Cap Equity Fund                     0.65               0.65

JPMorgan Small Cap Equity Fund          JPMorgan Small Cap Equity Fund                   0.65               0.65

JPMorgan Tax Aware Disciplined Equity   JPMorgan Tax Aware Disciplined Equity
Fund                                    Fund                                             0.35               0.35

JPMorgan Tax Aware Large Cap Growth     JPMorgan Tax Aware Large Cap Growth
Fund                                    Fund                                             0.40               0.40

JPMorgan Tax Aware Large Cap Value      JPMorgan Tax Aware Large Cap Value Fund
Fund                                                                                     0.40               0.40

JPMorgan Tax Aware U.S. Equity Fund     JPMorgan Tax Aware U.S. Equity Fund              0.45               0.45

JPMorgan Trust Small Cap Equity Fund    JPMorgan Small Cap Core Fund                     0.65               0.65

JPMorgan U.S. Equity Fund               JPMorgan U.S. Equity Fund                        0.40               0.40

JPMorgan U.S. Small Company Fund        JPMorgan U.S. Small Company Fund                 0.60               0.60

FIXED INCOME FUNDS

                                                                                     ADVISORY FEE AS A PERCENTAGE OF
                                                                                        AVERAGE DAILY NET ASSETS
                                                                                 -------------------------------------
                                                                                     PRE-FEBRUARY      POST-FEBRUARY
NAME AS OF AUGUST 19, 2004              NEW NAME AS OF FEBRUARY 19, 2005               18, 2005          18, 2005
----------------------------------------------------------------------------------------------------------------------
JPMorgan Bond Fund                      JPMorgan Bond Fund                               0.30               0.30

JPMorgan California Bond Fund           JPMorgan California Tax Free Bond Fund           0.30               0.30

JPMorgan Enhanced Income Fund           JPMorgan Enhanced Income Fund                    0.25               0.25

JPMorgan Fleming Emerging Markets       JPMorgan Emerging Markets Debt Fund
Debt Fund                                                                                0.70               0.70

JPMorgan Global Strategic Income Fund   JPMorgan Global Strategic Income Fund            0.45               0.45

                                                                                     ADVISORY FEE AS A PERCENTAGE OF
                                                                                        AVERAGE DAILY NET ASSETS
                                                                                 -------------------------------------
                                                                                     PRE-FEBRUARY      POST-FEBRUARY
NAME AS OF AUGUST 19, 2004              NEW NAME AS OF FEBRUARY 19, 2005               18, 2005          18, 2005
----------------------------------------------------------------------------------------------------------------------
JPMorgan Intermediate Tax Free Income   JPMorgan Intermediate Tax Free Bond
Fund                                    Fund                                             0.30               0.30

JPMorgan New Jersey Tax Free Income     JPMorgan New Jersey Tax Free Bond Fund
Fund                                                                                     0.30               0.30

JPMorgan New York Intermediate Tax      JPMorgan New York Tax Free Bond Fund
Free Income Fund                                                                         0.30               0.30

JPMorgan Short Term Bond Fund           JPMorgan Short Term Bond Fund                    0.25               0.25

JPMorgan Short Term Bond Fund II        JPMorgan Short Term Bond Fund II                 0.25               0.25

JPMorgan Tax Aware Enhanced Income      JPMorgan Tax Aware Enhanced Income Fund
Fund                                                                                     0.25               0.25

JPMorgan Tax Aware Short-Intermediate   JPMorgan Tax Aware Short-Intermediate
Income Fund                             Income Fund                                      0.25               0.25

                                        3